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                                                                  EXHIBIT 4.3.5

                                FOURTH AMENDMENT
                                     TO THE
                           THIRD RESTATED AND AMENDED
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                             PERFORMANCE STOCK PLAN

         THIS FOURTH AMENDMENT is made by the Public Service Company of New Mexico effective upon the implementation of a holding company structure pursuant to which PNM Resources, Inc. will become the parent holding company for Public Service Company of New Mexico through a mandatory share exchange. The mandatory share exchange presently is scheduled to occur on December 1 [31], 2001.

         WHEREAS, Public Service Company of New Mexico originally adopted the Public Service Company of New Mexico Performance Stock Plan (the "Plan") as of July 1, 1993 to provide certain key employees with an incentive to put forth maximum effort to achieve a pattern of sustained growth for Public Service Company of New Mexico;

         WHEREAS, the Plan has been restated three times, with the most recent restatement being effective as of March 10, 1998;

         WHEREAS, the restated Plan has been amended three times, most recently effective December 10, 2000;

         WHEREAS, Public Service Company of New Mexico reserved the right to amend the Plan pursuant to Section 10.1 of the Plan; and

         WHEREAS, Public Service Company of New Mexico now desires to amend the Plan to: (i) change the name of the Plan; (ii) make PNM Resources, Inc. the sponsor of and participating employer in the Plan; and (iii) designate Public Service Company of New Mexico as a participating employer.

         NOW, THEREFORE, Public Service Company of New Mexico does hereby amend the Plan as follows:

         1.       The name of the Plan is hereby amended to read as follows:


                           THIRD RESTATED AND AMENDED
                   PNM RESOURCES, INC. PERFORMANCE STOCK PLAN

               (FORMERLY, THE PUBLIC SERVICE COMPANY OF NEW MEXICO
                             PERFORMANCE STOCK PLAN)

         2. Article I of the Plan is hereby amended in its entirety to read as follows:

                    The purpose of the PNM Resources, Inc. Performance Stock Plan (the "Plan") is to increase the proprietary interests in the Company of certain key employees with the intent of (i) fostering a strong incentive for such individuals to put forth maximum effort to achieve a pattern of sustained growth of the Company, and to perform in the best interests of the Company, its shareholders, customers and employees, (ii) retaining individuals who will put forth such efforts, and (iii) attracting the best available individuals to fulfill those positions in the future. The Plan was originally approved by the shareholders of Public Service Company of New Mexico on May 25, 1993, and was effective on July 1, 1993. The Plan was first amended on February 23, 1994, and was restated and amended effective January 1, 1996 (the "First Restated and Amended Plan"). In 1997, the First Restated and Amended Plan was amended. The Second Restated and Amended Plan was approved and became effective on March 10, 1998 (the "Second Restatement"). Also, effective on March 10, 1998, Public Service Company of New Mexico made certain technical

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         corrections to the Second Restatement and, for administrative convenience, embodied the technical corrections in the form of a restatement (the "Third Restatement").

                    Effective on completion of a mandatory share exchange, PNM Resources, Inc. will become the parent holding company for Public Service Company of New Mexico and the Plan is hereby amended to reflect this new holding company structure.

         3. Section 2.7 of the Plan is hereby amended in its entirety to read as follows:

                     2.7 "COMPANY" means PNM Resources, Inc., or any affiliate of the Company that is authorized by the Board to adopt the Plan and which has adopted the Plan. Affiliates that adopted the Plan prior to the effective date of the Fourth Amendment with the consent of the Public Service Company of New Mexico board of directors, including Public Service Company of New Mexico, shall continue to participate in the Plan.

         4. Section 2.23 of the Plan is hereby amended in its entirety to read as follows:

                     2.23 "PLAN" means the PNM Resources, Inc. Performance Stock Plan, as adopted herein. The Plan was formerly known as the Public Service Company of New Mexico Performance Stock Plan.

         5. Section 2.25 of the Plan is hereby amended in its entirety to read as follows:

                     2.25 "PRESIDENT" shall mean the President of PNM Resources, Inc.

         6. The purpose of this Fourth Amendment is to transfer sponsorship of the Plan to PNM Resources, Inc. from the Public Service Company of New Mexico. Any other provisions of the Plan which are inconsistent with this transfer of sponsorship are hereby amended to the extent necessary to accomplish this transfer.

         7. This Fourth Amendment changes the name and sponsorship of the Plan but the Plan is ongoing. Any individuals or entities serving in positions of responsibility with respect to the Plan shall continue to serve as such, subject to the provisions of the Plan. Similarly, any policies or procedures previously adopted by such individuals or entities shall continue in full force and effect.

         8. This Fourth Amendment shall only amend the provisions of the Plan referred to above, and those provisions not amended hereby shall be considered in full force and effect. By the execution of this Fourth Amendment, PNM Resources, Inc. agrees to serve as the sponsor of and a participating employer in the Plan.

         IN WITNESS WHEREOF, Public Service Company of New Mexico has caused this Fourth Amendment to be executed as of this 31 day of December, 2001.

                      PUBLIC SERVICE COMPANY OF NEW MEXICO


                      By: /s/ Alice A. Cobb
                         -------------------------------------------
                                   Senior Vice President, People
                                   Services and Development
                                   ---------------------------------


                      ACCEPTED:

                      PNM RESOURCES, INC.


                      By: /s/ Alice A. Cobb
                         -------------------------------------------
                                   Senior Vice President, People
                                   Services and Development
                                   ---------------------------------